Exhibit 99.1



                                              Joint Filer Information




Name of Joint Filer:                             Navation, Inc.

Address of Joint Filer:                          40, route de Malagnou
                                                 CH-1204 Geneva
                                                 Switzerland

Relationhip of Joint Filer to Issuer:            10% Owner

Designated Filer:                                Allen Salmasi

Issuer & Ticker Symbol:                          NextWave Wireless Inc. (None)

Date of Event Requiring Statement:               November 13, 2006


SIGNATURE:
Navation, Inc.

By: /s/ Roseann Rustici
    ------------------------------
Name:    Roseann Rustici
Title:   Attorney-in-Fact

Date:    November 13, 2006

                             Joint Filer Information




Name of Joint Filer:                              Nicole Salmasi

Address of Joint Filer:                           c/o NextWave Wireless Inc.
                                                  12670 High Bluff Drive
                                                  San Diego, CA  92130

Relationhip of Joint Filer to Issuer:             10% Owner

Designated Filer:                                 Allen Salmasi

Issuer & Ticker Symbol:                           NextWave Wireless Inc. (None)

Date of Event Requiring Statement:                November 13, 2006



SIGNATURE:

By: /s/ Roseann Rustici
    ------------------------------
Name:    Roseann Rustici
Title:   Attorney-in-Fact


Date:    November 13, 2006